Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated August 31, 2010, and	Registration No. 333-169119
the Prospectus Supplement dated August 31, 2010)
November 9, 2010

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC

•	Issue date: November 30, 2010

•	Initial valuation date: November 24, 2010

•	Final valuation date: May 24, 2011

•	Maturity date: May 27, 2011

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price, rounded to the nearest cent as appropriate.
•

Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date; provided that the interest payment date with respect to the month of February 2011 shall be February 28, 2011.

•	Public Offering Price: Variable Price Re-offers**

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Aggregate Proceeds to Issuer**	Note Issuance#	CUSIP/ISIN
AK Steel Holding Corporation	TBD	FWP-8	AKS	TBD	12.000%	75.0%	TBD	E-6136	06740PH74/ US06740PH743
Baidu, Inc. (American Depositary Shares)	TBD	FWP-10	BIDU	TBD	11.200%	75.0%	TBD	E-6137	06740PH82/ US06740PH826
Delta Airlines, Inc.	TBD	FWP-12	DAL	TBD	10.100%	70.0%	TBD	E-6138	06740PH90/ US06740PH909
DryShips, Inc.	TBD	FWP-14	DRYS	TBD	10.700%	70.0%	TBD	E-6139	06740PJ23/ US06740PJ236
Genworth Financial, Inc.	TBD	FWP-16	GNW	TBD	10.700%	75.0%	TBD	E-6140	06740PJ31/ US06740PJ319
The Goodyear Tire & Rubber Company	TBD	FWP-18	GT	TBD	10.300%	75.0%	TBD	E-6141	06740PJ49/ US06740PJ491
Las Vegas Sands Corp.	TBD	FWP-20	LVS	TBD	13.300%	70.0%	TBD	E-6142	06740PJ56/ US06740PJ566
Massey Energy Company	TBD	FWP-22	MEE	TBD	10.600%	75.0%	TBD	E-6143	06740PJ64/ US06740PJ640
Office Depot, Inc.	TBD	FWP-24	ODP	TBD	13.800%	70.0%	TBD	E-6144	06740PJ72/ US06740PJ723
Patriot Coal Corporation	TBD	FWP-26	PCX	TBD	13.000%	70.0%	TBD	E-6145	06740PJ80/ US06740PJ806
SunPower Corporation	TBD	FWP-28	SPWRA	TBD	11.300%	70.0%	TBD	E-6146	06740PJ98/ US06740PJ988
Titanium Metals Corporation	TBD	FWP-30	TIE	TBD	10.700%	75.0%	TBD	E-6147	06740PK21/ US06740PK218
USG Corproation	TBD	FWP-32	USG	TBD	11.500%	70.0%	TBD	E-6148	06740PK39/ US06740PK390
Wynn Resorts, Limited	TBD	FWP-34	WYNN	TBD	10.200%	75.0%	TBD	E-6149	06740PK47/ US06740PK473

*	[Annualized Rate]
**	Barclays Capital Inc. has agreed to purchase the Notes from us at 100% of the principal amount minus a commission equal to $[—] per $1,000 principal amount, or [—]%, resulting in aggregate proceeds to Barclays Bank PLC with respect to each Note offering as indicated in the table above. Barclays Capital Inc. proposes to offer the Notes from time to time for sale in negotiated transactions, or otherwise, at varying prices to be determined at the time of each sale. Barclays Capital Inc. may also use all or a portion of its commissions on the Notes to pay selling concessions or fees to other dealers.

See “Risk Factors” in this free writing prospectus and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated August 31, 2010, the prospectus supplement dated August 31, 2010, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, the prospectus supplement, the pricing supplement and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and the prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and the prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated August 31, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510201448/df3asr.htm

Prospectus Supplement dated August 31, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510201604/d424b3.htm

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Characterized as Being Fully Principal Protected or Are Characterized as Being Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Credit of Issuer—The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the price of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset”; and

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•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset”.

Exchange Rate Risk—Because American depositary shares are denominated in U.S. dollars but represent foreign equity securities that are denominated in a foreign currency, changes in currency exchange rates may negatively impact the value of the American depositary shares. The value of the foreign currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, foreign governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, exposure to exchange rate risk may result in reduced returns for Notes linked to American depositary shares.

Risks Associated with Foreign Securities Markets—Because foreign equity securities underlying the American depositary shares may be publicly traded in the applicable foreign countries and are denominated in currencies other than U.S. dollars, investments in the Notes linked to American depositary shares involve particular risks. For example, the foreign securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the United States or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the United States, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the foreign issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the foreign issuers may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to United States reporting companies. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, foreign markets. Securities prices outside the United States are subject to political, economic, financial and social factors that apply in foreign countries. These factors, which could negatively affect foreign securities markets, include the possibility of changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, foreign economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

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Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the banking institutions in New York City or London, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. On the cover page we have determined the yield on the Deposit and the Put Premium, which are treated as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. In addition, we intend to treat any discount on the Notes as attributable to the Put Option, and therefore as if Put Premium equal to the discount is paid to the holder. However, the Internal Revenue Service (the “IRS”) could assert that any discount on the Notes should be attributable in whole or in part to the Deposit. Moreover, if the IRS were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the

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Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

Holders that are individuals (and, to the extent provided in future regulations, entities) may be subject to reporting obligations applicable to certain foreign financial assets with respect to their Notes if the aggregate value of their Notes and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. This information reporting requirement is generally applicable for taxable years beginning after March 18, 2010. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information”. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

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In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We will agree to sell to Barclays Capital Inc. (the “Agent”), and the Agent will agree to purchase from us, the principal amount of the Notes, and at the price, specified on the cover of the related pricing supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Notes. The Agent will commit to take and pay for all of the Notes, if any are taken.

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AK Steel Holding Corporation

According to publicly available information, AK Steel Holding Corporation (the “Company”) is a corporation formed under the laws of Delaware in 1993 and is the successor through merger to Armco Inc., which was formed in 1900. The company is a fully-integrated producer of flat-rolled carbon, stainless and electrical steels and tubular products through its wholly-owned subsidiary, AK Steel Corporation.

The Company’s operations consist of seven steelmaking and finishing plants located in Indiana, Kentucky, Ohio and Pennsylvania that produce flat-rolled carbon steels, including coated, cold-rolled and hot-rolled products, and specialty stainless and electrical steels that are sold in slab, hot band, and sheet and strip form. The Company’s operations also include AK Tube LLC, which further finishes flat-rolled carbon and stainless steel at two tube plants located in Ohio and Indiana into welded steel tubing used in the automotive, large truck and construction markets. In addition, the Company’s operations include European trading companies that buy and sell steel, steel products and other materials.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-13696, or its CIK Code: 0000918160. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “AKS.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2004	$15.96	$8.19	$14.47
March 31, 2005	$18.22	$10.51	$11.06
June 30, 2005	$11.50	$6.23	$6.41
September 30, 2005	$9.79	$6.32	$8.57
December 30, 2005	$9.00	$6.29	$7.95
March 31, 2006	$15.45	$7.60	$15.00
June 30, 2006	$15.94	$11.11	$13.83
September 29, 2006	$14.33	$11.57	$12.14
December 29, 2006	$17.31	$11.62	$16.90
March 30, 2007	$23.94	$16.13	$23.39
June 29, 2007	$38.52	$23.49	$37.37
September 28, 2007	$44.97	$27.90	$43.95
December 31, 2007	$53.97	$39.13	$46.24
March 31, 2008	$57.19	$34.20	$54.42
June 30, 2008	$73.07	$54.21	$69.00
September 30, 2008	$67.35	$22.54	$25.92
December 31, 2008	$25.29	$5.20	$9.32
March 31, 2009	$13.07	$5.40	$7.12
June 30, 2009	$21.70	$6.81	$19.19
September 30, 2009	$24.27	$14.77	$19.73
December 31, 2009	$22.80	$15.04	$21.35
March 31, 2010	$26.75	$19.22	$22.86
June 30, 2010	$25.12	$11.85	$11.92
September 30, 2010	$15.70	$11.34	$13.81
November 5, 2010*	$14.76	$12.09	$13.87

*	High, low and closing prices are for the period starting October 1, 2010 and ending November 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AKS

Initial price: $13.87

Protection level: 75.00%

Protection price: $10.40

Physical delivery amount: 72($1,000/Initial price)

Fractional shares: 0.098053

Coupon: 12.00% per annum

Maturity: May 27, 2011

Dividend yield: 1.43% per annum

Coupon amount monthly: $10.00

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Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		100.715%
+ 90%	6.00%		90.715%
+ 80%	6.00%		80.715%
+ 70%	6.00%		70.715%
+ 60%	6.00%		60.715%
+ 50%	6.00%		50.715%
+ 40%	6.00%		40.715%
+ 30%	6.00%		30.715%
+ 20%	6.00%		20.715%
+ 10%	6.00%		10.715%
+ 5%	6.00%		5.715%

0%	6.00%		0.715%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-4.285%
- 10%	6.00%	-4.00%	-9.285%
- 20%	6.00%	-14.00%	-19.285%
- 30%	N/A	-24.00%	-29.285%
- 40%	N/A	-34.00%	-39.285%
- 50%	N/A	-44.00%	-49.285%
- 60%	N/A	-54.00%	-59.285%
- 70%	N/A	-64.00%	-69.285%
- 80%	N/A	-74.00%	-79.285%
- 90%	N/A	-84.00%	-89.285%
- 100%	N/A	-94.00%	-99.285%

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Baidu, Inc.

According to publicly available information, Baidu, Inc. (the “Company”) is a Chinese language Internet search provider. As a technology-based media company, the Company aims to provide the best way for people to find information. In addition to serving Internet search users, the Company also provides a platform for businesses to reach potential customers.

The Company established its subsidiary Baidu Japan in December 2006. Its Japanese search services seek to enable users to find relevant information online, including web pages, images, multimedia files and blogs, through links provided on the Company’s websites.

The Company serves three types of online participants:

Users. The Company primarily offers a Chinese language search platform on its website, Baidu.com. The Company also offers online community-based products and entertainment platforms such as Baidu Post Bar, Baidu Knows, Baidu Hi, Baidu Youa and Baidu Space.

Customers. The Company designs and delivers its online marketing services on its website Baidu.com to the Company’s P4P customers and other customers who require its tailored online marketing solutions. In the fourth quarter of 2009, the Company had approximately 223,000 active online marketing customers.

Baidu Union Members. Baidu Union includes a large number of third-party web content and software providers. Baidu Union members can display on their properties the Company’s customers’ promotional links that match the content of such members’ properties.

The Company was incorporated in the Cayman Islands in January 2000. Since its inception, it has conducted its operations in China principally through Baidu Online, its wholly owned subsidiary in Beijing, China. The Company now has three subsidiaries in Japan. The Company’s principal executive offices are located in the People’s Republic of China.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 0-51469, or its CIK Code: 0001329099. American depositary shares representing the Company’s ordinary shares are listed on NASDAQ under the ticker symbol “BIDU.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	$15.40	$6.00	$6.40
December 30, 2005	$8.97	$6.01	$6.29
March 31, 2006	$6.99	$4.44	$5.61
June 30, 2006	$9.40	$5.43	$8.25
September 29, 2006	$9.67	$6.79	$8.75
December 29, 2006	$12.87	$8.23	$11.27
March 30, 2007	$13.41	$9.35	$9.66
June 29, 2007	$17.20	$9.28	$16.80
September 28, 2007	$30.44	$16.10	$28.97
December 31, 2007	$42.92	$28.07	$39.04
March 31, 2008	$39.77	$20.12	$23.96
June 30, 2008	$38.29	$24.30	$31.30
September 30, 2008	$35.34	$22.70	$24.82
December 31, 2008	$27.48	$10.05	$13.06
March 31, 2009	$19.77	$10.50	$17.66
June 30, 2009	$31.00	$17.10	$30.11
September 30, 2009	$40.80	$26.80	$39.11
December 31, 2009	$44.33	$35.30	$41.12
March 31, 2010	$62.85	$38.48	$59.70
June 30, 2010	$82.29	$59.70	$68.08
September 30, 2010	$107.19	$65.90	$102.62
November 5, 2010*	$113.78	$95.12	$108.80

*	High, low and closing prices are for the period starting October 1, 2010 and ending November 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BIDU

Initial price: $108.80

Protection level: 75.00%

Protection price: $81.60

Physical delivery amount: 9($1,000/Initial price)

Fractional shares: 0.191176

Coupon: 11.20% per annum

Maturity: May 27, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.33

FWP-9

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.60%		100.00%
+ 90%	5.60%		90.00%
+ 80%	5.60%		80.00%
+ 70%	5.60%		70.00%
+ 60%	5.60%		60.00%
+ 50%	5.60%		50.00%
+ 40%	5.60%		40.00%
+ 30%	5.60%		30.00%
+ 20%	5.60%		20.00%
+ 10%	5.60%		10.00%
+ 5%	5.60%		5.00%

0%	5.60%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.60%	0.60%	-5.00%
- 10%	5.60%	-4.40%	-10.00%
- 20%	5.60%	-14.40%	-20.00%
- 30%	N/A	-24.40%	-30.00%
- 40%	N/A	-34.40%	-40.00%
- 50%	N/A	-44.40%	-50.00%
- 60%	N/A	-54.40%	-60.00%
- 70%	N/A	-64.40%	-70.00%
- 80%	N/A	-74.40%	-80.00%
- 90%	N/A	-84.40%	-90.00%
- 100%	N/A	-94.40%	-100.00%

FWP-10

Delta Airlines, Inc.

According to publicly available information, Delta Airlines, Inc. (the “Company”), a Delaware corporation, is an airline that provides scheduled air transportation for passengers and cargo throughout the United States and around the world. On December 31, 2009, Northwest Airlines Corporation merged with and into the Company. The Company’s route network is centered around the hub system it operates at airports in Atlanta, Cincinnati, Detroit, Memphis, Minneapolis/St. Paul, New York-JFK, Salt Lake City, Paris-Charles de Gaulle, Amsterdam and Tokyo-Narita.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-05424, or its CIK Code: 0000027904. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “DAL.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	$23.25	$18.02	$19.70
September 28, 2007	$21.80	$14.94	$17.95
December 31, 2007	$21.10	$14.04	$14.89
March 31, 2008	$18.97	$7.94	$8.60
June 30, 2008	$10.75	$4.84	$5.70
September 30, 2008	$10.26	$4.00	$7.45
December 31, 2008	$11.90	$5.11	$11.46
March 31, 2009	$12.65	$3.52	$5.63
June 30, 2009	$8.27	$5.31	$5.79
September 30, 2009	$9.88	$5.56	$8.96
December 31, 2009	$12.08	$6.78	$11.38
March 31, 2010	$14.90	$10.93	$14.59
June 30, 2010	$14.94	$10.90	$11.75
September 30, 2010	$12.80	$9.60	$11.64
November 5, 2010*	$14.54	$10.96	$14.26

*	High, low and closing prices are for the period starting October 1, 2010 and ending November 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DAL

Initial price: $14.26

Protection level: 70.00%

Protection price: $9.98

Physical delivery amount: 70($1,000/Initial price)

Fractional shares: 0.126227

Coupon: 10.10% per annum

Maturity: May 27, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.42

FWP-11

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.05%		100.00%
+ 90%	5.05%		90.00%
+ 80%	5.05%		80.00%
+ 70%	5.05%		70.00%
+ 60%	5.05%		60.00%
+ 50%	5.05%		50.00%
+ 40%	5.05%		40.00%
+ 30%	5.05%		30.00%
+ 20%	5.05%		20.00%
+ 10%	5.05%		10.00%
+ 5%	5.05%		5.00%

0%	5.05%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.05%	0.05%	-5.00%
- 10%	5.05%	-4.95%	-10.00%
- 20%	5.05%	-14.95%	-20.00%
- 30%	5.05%	-24.95%	-30.00%
- 40%	N/A	-34.95%	-40.00%
- 50%	N/A	-44.95%	-50.00%
- 60%	N/A	-54.95%	-60.00%
- 70%	N/A	-64.95%	-70.00%
- 80%	N/A	-74.95%	-80.00%
- 90%	N/A	-84.95%	-90.00%
- 100%	N/A	-94.95%	-100.00%

FWP-12

Dryships, Inc.

According to publicly available information, DryShips Inc. (the “Company”) is a Marshall Islands corporation with principal executive offices in Athens, Greece. The Company owns, through its subsidiaries, a felt of 39 “drybulk” carriers. The Company’s drybulk fleet carries a variety of drybulk commodities including major bulks such as coal, iron ore, and grains, and minor bulks such as bauxite, phosphate, fertilizers and steel products.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-33922, or its CIK Code: 0001308858. The Company’s common stock is listed on NASDAQ under the ticker symbol “DRYS.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2004	N/A	N/A	N/A
March 31, 2005	$23.90	$17.90	$19.49
June 30, 2005	$19.50	$15.40	$16.51
September 30, 2005	$17.48	$13.80	$17.23
December 30, 2005	$17.30	$11.81	$12.22
March 31, 2006	$13.84	$9.90	$10.58
June 30, 2006	$11.25	$8.50	$10.79
September 29, 2006	$14.89	$10.28	$13.40
December 29, 2006	$18.06	$12.63	$18.01
March 30, 2007	$23.67	$16.85	$22.53
June 29, 2007	$44.75	$22.66	$43.38
September 28, 2007	$93.35	$43.51	$90.85
December 31, 2007	$131.34	$69.63	$77.40
March 31, 2008	$88.49	$48.24	$59.91
June 30, 2008	$116.43	$58.65	$80.18
September 30, 2008	$81.45	$30.52	$35.49
December 31, 2008	$38.86	$3.04	$10.66
March 31, 2009	$17.35	$2.73	$5.09
June 30, 2009	$11.48	$4.35	$5.78
September 30, 2009	$7.99	$4.90	$6.63
December 31, 2009	$7.62	$5.66	$5.82
March 31, 2010	$6.95	$5.07	$5.84
June 30, 2010	$6.82	$3.57	$3.57
September 30, 2010	$4.99	$3.28	$4.81
November 5, 2010*	$4.89	$4.06	$4.69

*	High, low and closing prices are for the period starting October 1, 2010 and ending November 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DRYS

Initial price: $4.69

Protection level: 70.00%

Protection price: $3.28

Physical delivery amount: 213($1,000/Initial price)

Fractional shares: 0.219616

Coupon: 10.70% per annum

Maturity: May 27, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.92

FWP-13

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.35%		100.00%
+ 90%	5.35%		90.00%
+ 80%	5.35%		80.00%
+ 70%	5.30%		70.00%
+ 60%	5.35%		60.00%
+ 50%	5.35%		50.00%
+ 40%	5.35%		40.00%
+ 30%	5.35%		30.00%
+ 20%	5.35%		20.00%
+ 10%	5.35%		10.00%
+ 5%	5.35%		5.00%

0%	5.35%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.35%	0.35%	-5.00%
- 10%	5.35%	-4.65%	-10.00%
- 20%	5.35%	-14.65%	-20.00%
- 30%	5.35%	-24.65%	-30.00%
- 40%	N/A	-34.65%	-40.00%
- 50%	N/A	-44.65%	-50.00%
- 60%	N/A	-54.65%	-60.00%
- 70%	N/A	-64.65%	-70.00%
- 80%	N/A	-74.65%	-80.00%
- 90%	N/A	-84.65%	-90.00%
- 100%	N/A	-94.65%	-100.00%

FWP-14

Genworth Financial, Inc.

According to publicly available information, Genworth Financial, Inc. (the “Company”) is a financial security company that provides insurance, wealth management, investment and financial solutions to more than 15 million customers, with a presence in more than 25 countries. The Company was incorporated in Delaware in 2003 in preparation for an initial public offering of its common stock, which was completed on May 28, 2004. The Company is headquartered in Richmond, Virginia and has approximately 6,000 employees.

As of December 31, 2009, the Company had the following operating segments: retirement and protection (protection, wealth management and retirement income products), international (mortgage insurance products in Canada, Australia, Mexico and multiple European countries) and U.S. mortgage insurance (mortgage insurance products predominantly insuring prime-based, individually underwritten residential mortgage loans, also known as flow mortgage insurance). Additionally, the Company offers services, analytical tools and technology.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-32195, or its CIK Code: 0001276520. The Company’s Class A common stock is listed on the New York Stock Exchange under the ticker symbol “GNW.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2004	$27.84	$22.77	$27.00
March 31, 2005	$29.74	$25.72	$27.52
June 30, 2005	$31.00	$26.80	$30.23
September 30, 2005	$33.49	$29.27	$32.24
December 30, 2005	$35.25	$29.73	$34.58
March 31, 2006	$35.13	$31.54	$33.43
June 30, 2006	$35.22	$31.00	$34.84
September 29, 2006	$36.37	$32.96	$35.01
December 29, 2006	$36.47	$32.18	$34.21
March 30, 2007	$37.16	$33.69	$34.94
June 29, 2007	$37.00	$34.05	$34.40
September 28, 2007	$35.20	$26.50	$30.73
December 31, 2007	$31.99	$23.26	$25.45
March 31, 2008	$25.57	$19.75	$22.64
June 30, 2008	$24.88	$17.70	$17.81
September 30, 2008	$19.60	$3.51	$8.61
December 31, 2008	$8.32	$0.71	$2.83
March 31, 2009	$3.38	$0.78	$1.90
June 30, 2009	$7.41	$1.76	$6.99
September 30, 2009	$13.68	$5.02	$11.95
December 31, 2009	$12.40	$8.38	$11.35
March 31, 2010	$18.70	$11.52	$18.34
June 30, 2010	$19.36	$12.98	$13.07
September 30, 2010	$16.10	$10.26	$12.22
November 5, 2010*	$13.72	$10.62	$12.43

*	High, low and closing prices are for the period starting October 1, 2010 and ending November 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GNW

Initial price: $12.43

Protection level: 75.00%

Protection price: $9.32

Physical delivery amount: 80($1,000/Initial price)

Fractional shares: 0.450523

Coupon: 10.70% per annum

Maturity: May 27, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.92

FWP-15

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.35%		100.00%
+ 90%	5.35%		90.00%
+ 80%	5.35%		80.00%
+ 70%	5.35%		70.00%
+ 60%	5.35%		60.00%
+ 50%	5.35%		50.00%
+ 40%	5.35%		40.00%
+ 30%	5.35%		30.00%
+ 20%	5.35%		20.00%
+ 10%	5.35%		10.00%
+ 5%	5.35%		5.00%

0%	5.35%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.35%	0.35%	-5.00%
- 10%	5.35%	-4.65%	-10.00%
- 20%	5.35%	-14.65%	-20.00%
- 30%	N/A	-24.65%	-30.00%
- 40%	N/A	-34.65%	-40.00%
- 50%	N/A	-44.65%	-50.00%
- 60%	N/A	-54.65%	-60.00%
- 70%	N/A	-64.65%	-70.00%
- 80%	N/A	-74.65%	-80.00%
- 90%	N/A	-84.65%	-90.00%
- 100%	N/A	-94.65%	-100.00%

FWP-16

The Goodyear Tire & Rubber Company

According to publicly available information, the Goodyear Tire & Rubber Company (the “Company”) is an Ohio corporation organized in 1898 with principal executive offices in Akron, Ohio. Together with its U.S. and international subsidiaries and joint ventures, the Company develops, manufactures, markets and distributes tires for most applications. It also manufactures and markets several lines of power transmission belts, hoses and other rubber products for the transportation industry and various industrial and chemical markets, and rubber-related chemicals for various applications. The Company is also an operator of commercial truck service and tire retreading centers. In addition, the Company operates more than 1,500 tire and auto service center outlets where it offers its products for retail sale and provides automotive repair and other services. The Company manufactures its products in 57 manufacturing facilities in 23 countries, including the United States, and it has marketing operations in many countries around the world. The Company employs approximately 69,000 associates worldwide.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-01927, or its CIK Code: 0000042582. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “GT.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2004	$15.01	$9.21	$14.66
March 31, 2005	$16.08	$13.11	$13.35
June 30, 2005	$15.45	$11.24	$14.90
September 30, 2005	$18.57	$14.65	$15.59
December 30, 2005	$18.18	$12.81	$17.38
March 31, 2006	$19.30	$12.78	$14.48
June 30, 2006	$15.42	$10.35	$11.10
September 29, 2006	$15.05	$9.76	$14.50
December 29, 2006	$21.35	$13.64	$20.99
March 30, 2007	$32.16	$21.40	$31.19
June 29, 2007	$36.59	$30.96	$34.76
September 28, 2007	$36.90	$23.83	$30.41
December 31, 2007	$31.36	$25.34	$28.22
March 31, 2008	$29.87	$22.36	$25.80
June 30, 2008	$30.10	$17.53	$17.83
September 30, 2008	$23.10	$14.16	$15.31
December 31, 2008	$15.11	$3.94	$5.97
March 31, 2009	$8.09	$3.17	$6.26
June 30, 2009	$14.26	$6.00	$11.26
September 30, 2009	$18.84	$9.98	$17.03
December 31, 2009	$18.23	$11.88	$14.10
March 31, 2010	$16.39	$12.06	$12.64
June 30, 2010	$15.27	$9.89	$9.94
September 30, 2010	$12.65	$9.10	$10.75
November 5, 2010*	$12.14	$9.98	$10.47

*	High, low and closing prices are for the period starting October 1, 2010 and ending November 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GT

Initial price: $10.47

Protection level: 75.00%

Protection price: $7.85

Physical delivery amount: 95($1,000/Initial price)

Fractional shares: 0.510984

Coupon: 10.30% per annum

Maturity: May 27, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.58

FWP-17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.15%		100.00%
+ 90%	5.15%		90.00%
+ 80%	5.15%		80.00%
+ 70%	5.15%		70.00%
+ 60%	5.15%		60.00%
+ 50%	5.15%		50.00%
+ 40%	5.15%		40.00%
+ 30%	5.15%		30.00%
+ 20%	5.15%		20.00%
+ 10%	5.15%		10.00%
+ 5%	5.15%		5.00%

0%	5.15%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.15%	0.15%	-5.00%
- 10%	5.15%	-4.85%	-10.00%
- 20%	5.15%	-14.85%	-20.00%
- 30%	N/A	-24.85%	-30.00%
- 40%	N/A	-34.85%	-40.00%
- 50%	N/A	-44.85%	-50.00%
- 60%	N/A	-54.85%	-60.00%
- 70%	N/A	-64.85%	-70.00%
- 80%	N/A	-74.85%	-80.00%
- 90%	N/A	-84.85%	-90.00%
- 100%	N/A	-94.85%	-100.00%

FWP-18

Las Vegas Sands Corp.

According to publicly available information, Las Vegas Sands Corp. (the “Company”) owns and operates The Venetian Resort Hotel Casino, The Palazzo Resort Hotel Casino, The Sands Expo and Convention Center and The Congress Center in Las Vegas, Nevada, and the Sands Macao and The Venetian Macao Resort Hotel in Macao, China. In addition, the Company is also developing Marina Bay Sands, an integrated resort in Singapore, and Sands Bethworks, an integrated resort in Bethlehem, Pennsylvania. The Company is exploring the possibility of developing and operating integrated resorts in additional Asian and U.S. jurisdictions and in Europe.

The Company was incorporated as a Nevada corporation in August 2004. As of December 31, 2009, the Company employs approximately 27,000 employees worldwide.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-32373, or its CIK Code: 0001300514. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “LVS.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2004	$53.70	$41.75	$48.00
March 31, 2005	$51.40	$41.47	$45.00
June 30, 2005	$45.32	$33.13	$35.75
September 30, 2005	$40.73	$30.97	$32.91
December 30, 2005	$46.44	$29.08	$39.47
March 31, 2006	$58.02	$38.44	$56.66
June 30, 2006	$78.90	$54.68	$77.86
September 29, 2006	$77.86	$57.71	$68.35
December 29, 2006	$97.25	$66.06	$89.48
March 30, 2007	$109.45	$81.01	$86.61
June 29, 2007	$91.91	$71.24	$76.39
September 28, 2007	$142.75	$75.56	$133.42
December 31, 2007	$148.76	$102.50	$103.05
March 31, 2008	$105.35	$70.00	$73.64
June 30, 2008	$83.13	$45.30	$47.44
September 30, 2008	$59.00	$30.56	$36.11
December 31, 2008	$37.00	$2.89	$5.93
March 31, 2009	$9.15	$1.38	$3.01
June 30, 2009	$11.84	$3.08	$7.86
September 30, 2009	$20.73	$6.32	$16.84
December 31, 2009	$18.83	$12.95	$14.94
March 31, 2010	$22.49	$14.89	$21.15
June 30, 2010	$27.84	$18.09	$22.14
September 30, 2010	$35.87	$20.73	$34.85
November 5, 2010*	$55.46	$34.61	$51.98

*	High, low and closing prices are for the period starting October 1, 2010 and ending November 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LVS

Initial price: $51.98

Protection level: 70.00%

Protection price: $36.39

Physical delivery amount: 19($1,000/Initial price)

Fractional shares: 0.238169

Coupon: 13.30% per annum

Maturity: May 27, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $11.08

FWP-19

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.65%		100.00%
+ 90%	6.65%		90.00%
+ 80%	6.65%		80.00%
+ 70%	6.65%		70.00%
+ 60%	6.65%		60.00%
+ 50%	6.65%		50.00%
+ 40%	6.65%		40.00%
+ 30%	6.65%		30.00%
+ 20%	6.65%		20.00%
+ 10%	6.65%		10.00%
+ 5%	6.65%		5.00%

0%	6.65%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.65%	1.65%	-5.00%
- 10%	6.65%	-3.35%	-10.00%
- 20%	6.65%	-13.35%	-20.00%
- 30%	6.65%	-23.35%	-30.00%
- 40%	N/A	-33.35%	-40.00%
- 50%	N/A	-43.35%	-50.00%
- 60%	N/A	-53.35%	-60.00%
- 70%	N/A	-63.35%	-70.00%
- 80%	N/A	-73.35%	-80.00%
- 90%	N/A	-83.35%	-90.00%
- 100%	N/A	-93.35%	-100.00%

FWP-20

Massey Energy Company

Accordingly to publicly available information, Massey Energy Company (the “Company”) produces, processes and sells bituminous coal of various steam and metallurgical grades, primarily of a low sulfur content, through its 23 processing and shipping centers, many of which receive coal from multiple mines. At January 31, 2010, the Company operated 56 mines, including 42 underground mines (two of which employ both room and pillar and longwall mining) and 14 surface mines (with eleven highwall miners in operation) in West Virginia, Kentucky and Virginia. The number of mines that the Company operates may vary from time to time depending on a number of factors, including the existing demand for and price of coal, exhaustion of economically recoverable reserves and availability of experienced labor.

Customers for the Company’s steam coal product include primarily electric power utility companies who use the Company’s coal as fuel for their steam-powered generators. Customers for the Company’s metallurgical coal include primarily steel producers who use the Company’s coal to produce coke, which is in turn used as a raw material in the steel manufacturing process.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-7775, or its CIK Code: 0000037748. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “MEE.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2004	$36.94	$26.06	$34.95
March 31, 2005	$46.60	$31.80	$40.04
June 30, 2005	$42.15	$34.86	$37.72
September 30, 2005	$57.00	$37.76	$51.07
December 30, 2005	$52.57	$36.65	$37.87
March 31, 2006	$41.51	$33.10	$36.07
June 30, 2006	$44.34	$32.15	$36.00
September 29, 2006	$37.05	$18.77	$20.94
December 29, 2006	$27.98	$19.31	$23.23
March 30, 2007	$26.35	$21.57	$23.99
June 29, 2007	$30.73	$24.00	$26.65
September 28, 2007	$26.80	$16.02	$21.82
December 31, 2007	$37.98	$21.50	$35.75
March 31, 2008	$44.00	$26.69	$36.50
June 30, 2008	$95.70	$35.33	$93.75
September 30, 2008	$93.98	$31.17	$35.67
December 31, 2008	$35.00	$10.06	$13.79
March 31, 2009	$18.69	$9.62	$10.12
June 30, 2009	$26.46	$9.80	$19.54
September 30, 2009	$33.51	$15.85	$27.89
December 31, 2009	$44.25	$25.52	$42.01
March 31, 2010	$54.66	$37.41	$52.29
June 30, 2010	$54.80	$27.19	$27.35
September 30, 2010	$34.59	$25.87	$31.02
November 5, 2010*	$48.12	$30.73	$46.94

*	High, low and closing prices are for the period starting October 1, 2010 and ending November 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MEE

Initial price: $46.94

Protection level: 75.00%

Protection price: $35.21

Physical delivery amount: 21($1,000/Initial price)

Fractional shares: 0.303792

Coupon: 10.60% per annum

Maturity: May 27, 2011

Dividend yield: 0.51% per annum

Coupon amount monthly: $8.83

FWP-21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.30%		100.255%
+ 90%	5.30%		90.255%
+ 80%	5.30%		80.255%
+ 70%	5.30%		70.255%
+ 60%	5.30%		60.255%
+ 50%	5.30%		50.255%
+ 40%	5.30%		40.255%
+ 30%	5.30%		30.255%
+ 20%	5.30%		20.255%
+ 10%	5.30%		10.255%
+ 5%	5.30%		5.255%

0%	5.30%		0.255%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.30%	0.30%	-4.745%
- 10%	5.30%	-4.70%	-9.745%
- 20%	5.30%	-14.70%	-19.745%
- 30%	N/A	-24.70%	-29.745%
- 40%	N/A	-34.70%	-39.745%
- 50%	N/A	-44.70%	-49.745%
- 60%	N/A	-54.70%	-59.745%
- 70%	N/A	-64.70%	-69.745%
- 80%	N/A	-74.70%	-79.745%
- 90%	N/A	-84.70%	-89.745%
- 100%	N/A	-94.70%	-99.745%

FWP-22

Office Depot, Inc.

According to publicly available information, Office Depot, Inc. (the “Company”) is a global supplier of office products and services. The Company was incorporated in 1986 with the opening of its first retail store in Fort Lauderdale, Florida. In fiscal year 2009, the Company sold $12.1 billion of products and services to consumers and businesses through its three business segments: North American Retail Division, North American Business Solutions Division and International Division. Sales are processed through multiple channels, consisting of office supply stores, a contract sales force, an outbound telephone account management sales force, internet sites, direct marketing catalogs and call centers, all supported by a network of crossdock facilities, warehouses and delivery operations.

At the end of 2009, the Company had over 1152 stores throughout North America.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-10948, or its CIK Code: 0000800240. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “ODP.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2004	$17.47	$13.90	$17.36
March 31, 2005	$23.69	$16.50	$22.18
June 30, 2005	$23.14	$18.65	$22.84
September 30, 2005	$31.52	$22.30	$29.70
December 30, 2005	$31.76	$24.54	$31.40
March 31, 2006	$38.05	$30.64	$37.24
June 30, 2006	$46.52	$36.70	$38.00
September 29, 2006	$40.86	$33.65	$39.70
December 29, 2006	$44.69	$36.88	$38.17
March 30, 2007	$39.66	$32.24	$35.14
June 29, 2007	$37.01	$30.10	$30.30
September 28, 2007	$31.07	$18.09	$20.62
December 31, 2007	$22.79	$13.08	$13.91
March 31, 2008	$15.54	$10.60	$11.05
June 30, 2008	$14.39	$10.69	$10.94
September 30, 2008	$11.43	$5.51	$5.82
December 31, 2008	$5.94	$1.46	$2.98
March 31, 2009	$4.16	$0.59	$1.31
June 30, 2009	$5.37	$1.26	$4.56
September 30, 2009	$6.94	$3.48	$6.62
December 31, 2009	$7.83	$5.57	$6.45
March 31, 2010	$8.35	$5.19	$7.98
June 30, 2010	$9.19	$3.91	$4.04
September 30, 2010	$5.01	$3.36	$4.60
November 5, 2010*	$5.24	$4.25	$4.69

*	High, low and closing prices are for the period starting October 1, 2010 and ending November 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ODP

Initial price: $4.69

Protection level: 70.00%

Protection price: $3.28

Physical delivery amount: 213($1,000/Initial price)

Fractional shares: 0.219616

Coupon: 13.80% per annum

Maturity: May 27, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $11.50

FWP-23

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.90%		100.00%
+ 90%	6.90%		90.00%
+ 80%	6.90%		80.00%
+ 70%	6.90%		70.00%
+ 60%	6.90%		60.00%
+ 50%	6.90%		50.00%
+ 40%	6.90%		40.00%
+ 30%	6.90%		30.00%
+ 20%	6.90%		20.00%
+ 10%	6.90%		10.00%
+ 5%	6.90%		5.00%

0%	6.90%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.90%	1.90%	-5.00%
- 10%	6.90%	-3.10%	-10.00%
- 20%	6.90%	-13.10%	-20.00%
- 30%	6.90%	-23.10%	-30.00%
- 40%	N/A	-33.10%	-40.00%
- 50%	N/A	-43.10%	-50.00%
- 60%	N/A	-53.10%	-60.00%
- 70%	N/A	-63.10%	-70.00%
- 80%	N/A	-73.10%	-80.00%
- 90%	N/A	-83.10%	-90.00%
- 100%	N/A	-93.10%	-100.00%

FWP-24

Patriot Coal Corporation

According to publicly available information, Patriot Coal Corporation (the “Company”) is a leading producer of thermal coal in the eastern United States (U.S.), with operations and coal reserves in Appalachia and the Illinois Basin. The Company is also a leading U.S. producer of metallurgical quality coal. The Company’s principal business is the mining, preparation and sale of thermal coal, also known as steam coal, for sale primarily to electric utilities, and metallurgical coal, for sale to steel mills and independent coke producers.

The Company’s operations consist of fourteen current mining complexes, which include company-operated mines, contractor-operated mines and coal preparation facilities. The Company controls approximately 1.8 billion tons of proven and probable coal reserves. The Company’s proven and probable coal reserves include metallurgical coal and medium and high-Btu thermal coal, with low, medium and high sulfur content.

The Company ships coal to electric utilities, industrial users, steel mills and independent coke producers. In 2009, the Company sold 32.8 million tons of coal, of which 83% was sold to domestic electric utilities and industrial customers and 17% was sold to domestic and global steel and coke producers. Coal is shipped via various company-owned and third-party loading facilities, multiple rail and river transportation routes and ocean-going vessels.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-33466, or its CIK Code: 0001376812. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “PCX”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	N/A	N/A	N/A
September 28, 2007	N/A	N/A	N/A
December 31, 2007	$21.50	$13.58	$20.87
March 31, 2008	$28.89	$16.14	$23.49
June 30, 2008	$82.02	$23.13	$76.65
September 30, 2008	$77.65	$24.09	$29.05
December 31, 2008	$28.45	$5.24	$6.25
March 31, 2009	$9.00	$2.76	$3.71
June 30, 2009	$10.90	$3.51	$6.38
September 30, 2009	$14.12	$4.97	$11.76
December 31, 2009	$17.24	$10.21	$15.46
March 31, 2010	$22.25	$13.88	$20.46
June 30, 2010	$24.25	$11.68	$11.75
September 30, 2010	$14.02	$9.77	$11.41
November 5, 2010*	$15.33	$11.52	$15.32

*	High, low and closing prices are for the period starting October 1, 2010 and ending November 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PCX

Initial price: $15.32

Protection level: 70.00%

Protection price: $10.72

Physical delivery amount: 65($1,000/Initial price)

Fractional shares: 0.274151

Coupon: 13.00% per annum

Maturity: May 27, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $10.83

FWP-25

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		100.00%
+ 90%	6.50%		90.00%
+ 80%	6.50%		80.00%
+ 70%	6.50%		70.00%
+ 60%	6.50%		60.00%
+ 50%	6.50%		50.00%
+ 40%	6.50%		40.00%
+ 30%	6.50%		30.00%
+ 20%	6.50%		20.00%
+ 10%	6.50%		10.00%
+ 5%	6.50%		5.00%

0%	6.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-5.00%
- 10%	6.50%	-3.50%	-10.00%
- 20%	6.50%	-13.50%	-20.00%
- 30%	6.50%	-23.50%	-30.00%
- 40%	N/A	-33.50%	-40.00%
- 50%	N/A	-43.50%	-50.00%
- 60%	N/A	-53.50%	-60.00%
- 70%	N/A	-63.50%	-70.00%
- 80%	N/A	-73.50%	-80.00%
- 90%	N/A	-83.50%	-90.00%
- 100%	N/A	-93.50%	-100.00%

FWP-26

SunPower Corporation

According to publicly available information, SunPower Corporation (the “Company”) is a vertically integrated solar products and services company that designs, manufactures and markets high-performance solar electric power technologies. The Company’s solar power products are sold through its components and systems business segments.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-34166, or its CIK Code: 0000867773. The Company’s common stock is listed on NASDAQ under the ticker symbol “SPWRA.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	$34.75	$24.30	$33.99
March 31, 2006	$45.09	$29.08	$38.16
June 30, 2006	$42.00	$24.60	$28.02
September 29, 2006	$34.25	$23.76	$27.74
December 29, 2006	$40.00	$26.36	$37.17
March 30, 2007	$48.11	$35.40	$45.50
June 29, 2007	$65.50	$45.87	$63.05
September 28, 2007	$86.92	$59.64	$82.82
December 31, 2007	$164.47	$82.00	$130.39
March 31, 2008	$134.28	$53.22	$74.51
June 30, 2008	$100.00	$70.80	$71.98
September 30, 2008	$107.00	$59.75	$70.93
December 31, 2008	$78.79	$18.51	$37.00
March 31, 2009	$46.30	$19.70	$23.78
June 30, 2009	$32.68	$22.18	$26.64
September 30, 2009	$33.99	$22.11	$29.89
December 31, 2009	$33.97	$20.00	$23.68
March 31, 2010	$26.35	$17.83	$18.90
June 30, 2010	$19.36	$10.11	$12.10
September 30, 2010	$14.72	$9.61	$14.40
November 5, 2010*	$15.20	$13.07	$14.32

*	High, low and closing prices are for the period starting October 1, 2010 and ending November 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SPWRA

Initial price: $14.32

Protection level: 70.00%

Protection price: $10.02

Physical delivery amount: 69($1,000/Initial price)

Fractional shares: 0.832402

Coupon: 11.30% per annum

Maturity: May 27, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.42

FWP-27

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.65%		100.00%
+ 90%	5.65%		90.00%
+ 80%	5.65%		80.00%
+ 70%	5.65%		70.00%
+ 60%	5.65%		60.00%
+ 50%	5.65%		50.00%
+ 40%	5.65%		40.00%
+ 30%	5.65%		30.00%
+ 20%	5.65%		20.00%
+ 10%	5.65%		10.00%
+ 5%	5.65%		5.00%

0%	5.65%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.65%	0.65%	-5.00%
- 10%	5.65%	-4.35%	-10.00%
- 20%	5.65%	-14.35%	-20.00%
- 30%	5.65%	-24.35%	-30.00%
- 40%	N/A	-34.35%	-40.00%
- 50%	N/A	-44.35%	-50.00%
- 60%	N/A	-54.35%	-60.00%
- 70%	N/A	-64.35%	-70.00%
- 80%	N/A	-74.35%	-80.00%
- 90%	N/A	-84.35%	-90.00%
- 100%	N/A	-94.35%	-100.00%

FWP-28

Titanium Metals Corporation

According to publicly available information, Titanium Metals Corporation (the “Company”) was originally formed in 1950 and was incorporated in Delaware in 1955. The Company is a producer of titanium melted and mill products. According to information filed by the Company under the Exchange Act, the Company is the only producer with major titanium production facilities in both the United States and Europe, the world’s principal markets for titanium consumption. The Company is currently the largest producer of titanium sponge, a key raw material, in the United States. The Company’s products include titanium sponge, melted products, mill products and industrial fabrications.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-14368, or its CIK Code: 0001011657. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “TIE.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2004	$3.33	$2.38	$3.02
March 31, 2005	$5.06	$2.93	$4.50
June 30, 2005	$7.19	$3.88	$7.10
September 30, 2005	$10.60	$6.17	$9.89
December 30, 2005	$19.86	$8.79	$15.82
March 31, 2006	$25.88	$15.96	$24.28
June 30, 2006	$47.59	$24.50	$34.38
September 29, 2006	$34.88	$22.77	$25.28
December 29, 2006	$33.92	$23.20	$29.51
March 30, 2007	$38.85	$27.74	$35.88
June 29, 2007	$39.80	$30.31	$31.90
September 28, 2007	$35.32	$25.75	$33.56
December 31, 2007	$36.50	$25.27	$26.45
March 31, 2008	$26.78	$13.29	$15.05
June 30, 2008	$19.65	$13.33	$13.99
September 30, 2008	$14.90	$9.80	$11.34
December 31, 2008	$11.29	$5.31	$8.81
March 31, 2009	$9.78	$4.04	$5.47
June 30, 2009	$11.52	$5.25	$9.19
September 30, 2009	$10.63	$7.34	$9.59
December 31, 2009	$13.18	$8.39	$12.52
March 31, 2010	$17.25	$10.55	$16.59
June 30, 2010	$21.29	$13.80	$17.59
September 30, 2010	$22.93	$16.87	$19.96
November 5, 2010*	$21.09	$18.36	$19.26

*	High, low and closing prices are for the period starting October 1, 2010 and ending November 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TIE

Initial price: $19.26

Protection level: 75.00%

Protection price: $14.45

Physical delivery amount: 51($1,000/Initial price)

Fractional shares: 0.921080

Coupon: 10.70% per annum

Maturity: May 27, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.92

FWP-29

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.35%		100.00%
+ 90%	5.35%		90.00%
+ 80%	5.35%		80.00%
+ 70%	5.35%		70.00%
+ 60%	5.35%		60.00%
+ 50%	5.35%		50.00%
+ 40%	5.35%		40.00%
+ 30%	5.35%		30.00%
+ 20%	5.35%		20.00%
+ 10%	5.35%		10.00%
+ 5%	5.35%		5.00%

0%	5.35%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.35%	0.35%	-5.00%
- 10%	5.35%	-4.65%	-10.00%
- 20%	5.35%	-14.65%	-20.00%
- 30%	N/A	-24.65%	-30.00%
- 40%	N/A	-34.65%	-40.00%
- 50%	N/A	-44.65%	-50.00%
- 60%	N/A	-54.65%	-60.00%
- 70%	N/A	-64.65%	-70.00%
- 80%	N/A	-74.65%	-80.00%
- 90%	N/A	-84.65%	-90.00%
- 100%	N/A	-94.65%	-100.00%

FWP-30

USG Corporation

According to publicly available information, USG Corporation (the “Company”), through its subsidiaries, is a manufacturer and distributor of building materials. The Company produces a wide range of products for use in new residential, new nonresidential, and residential and nonresidential repair and remodel construction as well as products used in certain industrial processes. The Company’s operations are organized into three reportable segments: North American Gypsum, Building Products Distribution and Worldwide Ceilings. As of December 31, 2009, the net sales of each accounted for approximately 47%, 35% and 18% of the Company’s net sales, respectively.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-08864, or its CIK Code: 0000757011. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “USG.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2004	$32.21	$14.12	$31.18
March 31, 2005	$31.67	$20.79	$25.67
June 30, 2005	$38.46	$23.30	$32.91
September 30, 2005	$54.97	$31.41	$53.21
December 30, 2005	$53.79	$43.67	$50.33
March 31, 2006	$76.66	$49.59	$73.52
June 30, 2006	$94.22	$50.58	$56.47
September 29, 2006	$57.45	$43.68	$47.04
December 29, 2006	$58.49	$46.00	$54.80
March 30, 2007	$58.74	$46.22	$46.68
June 29, 2007	$52.75	$45.43	$49.04
September 28, 2007	$50.11	$35.42	$37.55
December 31, 2007	$40.50	$34.70	$35.79
March 31, 2008	$38.38	$29.80	$36.82
June 30, 2008	$40.25	$29.48	$29.57
September 30, 2008	$32.93	$23.12	$25.60
December 31, 2008	$26.28	$5.50	$8.04
March 31, 2009	$12.47	$4.17	$7.61
June 30, 2009	$17.88	$7.17	$10.07
September 30, 2009	$19.88	$8.71	$17.18
December 31, 2009	$17.93	$12.45	$14.05
March 31, 2010	$17.63	$11.21	$17.16
June 30, 2010	$25.59	$12.01	$12.08
September 30, 2010	$14.41	$11.34	$13.19
November 5, 2010*	$15.00	$11.46	$14.22

*	High, low and closing prices are for the period starting October 1, 2010 and ending November 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: USG

Initial price: $14.22

Protection level: 70.00%

Protection price: $9.95

Physical delivery amount: 70($1,000/Initial price)

Fractional shares: 0.323488

Coupon: 11.50% per annum

Maturity: May 27, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.58

FWP-31

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.75%		100.00%
+ 90%	5.75%		90.00%
+ 80%	5.75%		80.00%
+ 70%	5.75%		70.00%
+ 60%	5.75%		60.00%
+ 50%	5.75%		50.00%
+ 40%	5.75%		40.00%
+ 30%	5.75%		30.00%
+ 20%	5.75%		20.00%
+ 10%	5.75%		10.00%
+ 5%	5.75%		5.00%

0%	5.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.75%	0.75%	-5.00%
- 10%	5.75%	-4.25%	-10.00%
- 20%	5.75%	-14.25%	-20.00%
- 30%	5.75%	-24.25%	-30.00%
- 40%	N/A	-34.25%	-40.00%
- 50%	N/A	-44.25%	-50.00%
- 60%	N/A	-54.25%	-60.00%
- 70%	N/A	-64.25%	-70.00%
- 80%	N/A	-74.25%	-80.00%
- 90%	N/A	-84.25%	-90.00%
- 100%	N/A	-94.25%	-100.00%

FWP-32

Wynn Resorts, Limited

According to publicly available information, Wynn Resorts, Limited (the “Company”) was formed in June 2002 and is a leading developer, owner and operator of destination casino resorts. The Company owns and operates two destination casino resorts—Wynn Las Vegas in Las Vegas, Nevada and Wynn Macau, located in the Macau Special Administrative Region of the People’s Republic of China.

As of December 31, 2009, the Company had a total of approximately 18,900 employees (including approximately 6,400 in Macau).

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-50028, or its CIK Code: 0001174922. The Company’s common shares are listed on the NASDAQ Global Select Market under the ticker symbol “WYNN”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2004	$72.99	$50.51	$66.92
March 31, 2005	$76.45	$60.43	$67.74
June 30, 2005	$68.00	$42.35	$47.27
September 30, 2005	$58.20	$43.27	$45.15
December 30, 2005	$61.50	$42.08	$54.85
March 31, 2006	$78.75	$52.44	$76.85
June 30, 2006	$80.19	$64.87	$73.30
September 29, 2006	$78.85	$60.82	$68.01
December 29, 2006	$98.45	$66.52	$93.85
March 30, 2007	$114.60	$89.06	$94.86
June 29, 2007	$107.97	$85.53	$89.69
September 28, 2007	$168.79	$88.42	$157.56
December 31, 2007	$176.14	$110.50	$112.13
March 31, 2008	$124.77	$90.92	$100.64
June 30, 2008	$116.54	$77.67	$81.35
September 30, 2008	$119.73	$69.27	$81.64
December 31, 2008	$83.69	$28.21	$42.26
March 31, 2009	$55.39	$14.50	$19.97
June 30, 2009	$50.76	$19.52	$35.30
September 30, 2009	$74.89	$29.05	$70.89
December 31, 2009	$71.50	$51.74	$58.23
March 31, 2010	$77.95	$59.70	$75.83
June 30, 2010	$93.99	$71.00	$76.27
September 30, 2010	$95.85	$73.12	$86.77
November 5, 2010*	$115.44	$85.81	$113.07

*	High, low and closing prices are for the period starting October 1, 2010 and ending November 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WYNN

Initial price: $113.07

Protection level: 75.00%

Protection price: $84.80

Physical delivery amount: 8($1,000/Initial price)

Fractional shares: 0.844079

Coupon: 10.20% per annum

Maturity: May 27, 2011

Dividend yield: 3.95% per annum

Coupon amount monthly: $8.50

FWP-33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.10%		101.975%
+ 90%	5.10%		91.975%
+ 80%	5.10%		81.975%
+ 70%	5.10%		71.975%
+ 60%	5.10%		61.975%
+ 50%	5.10%		51.975%
+ 40%	5.10%		41.975%
+ 30%	5.10%		31.975%
+ 20%	5.10%		21.975%
+ 10%	5.10%		11.975%
+ 5%	5.10%		6.975%

0%	5.10%		1.975%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.10%	0.10%	-3.025%
- 10%	5.10%	-4.90%	-8.025%
- 20%	5.10%	-14.90%	-18.025%
- 30%	N/A	-24.90%	-28.025%
- 40%	N/A	-34.90%	-38.025%
- 50%	N/A	-44.90%	-48.025%
- 60%	N/A	-54.90%	-58.025%
- 70%	N/A	-64.90%	-68.025%
- 80%	N/A	-74.90%	-78.025%
- 90%	N/A	-84.90%	-88.025%
- 100%	N/A	-94.90%	-98.025%

FWP-34